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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 March 28, 2001



                               GENSYM CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                     0-27696                      04-2932756
-----------------------------    -------------------        --------------------
(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Numbers)             Identification No.)

52 SECOND AVENUE, BURLINGTON, MASSACHUSETTS                        01803
--------------------------------------------------          --------------------
(Address of Principal Executive Offices)                         (Zip Code)

                                 (781) 265-7100
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

New Credit Facility

     On March 28, 2001, Gensym Corporation (the "Company") entered into a credit agreement with Silicon Valley Bank that provides the Company the ability to borrow up to 80% of the Company's qualified and eligible gross domestic accounts receivable up to a maximum of $2.5 million. A copy of the credit agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference. Borrowings under the credit agreement will be at an interest rate of 2% per month of the average gross daily purchase account balance, plus an administration fee of 1% of gross purchased account receivables. The credit agreement is subject to various financial and other covenants and conditions, including but not limited to the maintenance of a certain adjusted quick ratio on a monthly basis. Borrowings under the credit agreement are secured by substantially all of the corporate assets of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

       10.1 Accounts Receivable Financing Agreement, dated as of March 28, 2001, by and between the Registrant and Silicon Valley Bank

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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 12, 2001                 GENSYM CORPORATION



                                      By: /s/ Jeffrey A. Weber
                                         ----------------------------
                                         Name:  Jeffrey A. Weber
                                         Title:  Chief Financial Officer



                                  EXHIBIT INDEX


       Exhibit No.    Description
       -----------    -----------

          10.1 Accounts Receivable Financing Agreement, dated as of March 28, 2001, by and between the Registrant and Silicon Valley Bank

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